MWV AND ROCKTENN AGREE TO COMBINATION CREATING
A $16 BILLION GLOBAL PACKAGING LEADER

•	Two Industry Leaders to Create a Powerful Global Provider of Consumer and Corrugated Packaging Solutions
•	Combined Company Positioned to Generate Substantial Cash Flow to Deliver Superior Growth and Strong Shareholder Returns
•	Total Annual Synergies of $300 Million to be Achieved over Three Years
•	Expect to Maximize the Value of MWV's Pension Surplus Through Plan Consolidation
•	Previously Announced Tax-Free Spin-off of MWV Specialty Chemicals to be Completed Post-Closing

RICHMOND, VA. and NORCROSS, GA January 26, 2015 –  Rock-Tenn Company ("RockTenn") (NYSE: RKT) and MeadWestvaco Corporation ("MWV") (NYSE: MWV) today announced that they have entered into a definitive combination agreement to create a leading global provider of consumer and corrugated packaging ("NewCo") in a transaction with a combined equity value of $16 billion. The combined company, to be named prior to closing, will have combined net sales of $15.7 billion and adjusted EBITDA of $2.9 billion, including the impact of $300 million in estimated annual synergies to be achieved over three years.

Under the terms of the agreement, which has been unanimously approved by the boards of directors of both companies, MWV stockholders will receive 0.78 shares of NewCo for each share of MWV held. RockTenn shareholders will be entitled to elect to receive either (a) 1.00 shares of NewCo or (b) cash in an amount equal to the volume weighted average price of RockTenn common stock during a five-day period ending three trading days prior to closing for each share of RockTenn held. The cash and stock elections by RockTenn shareholders will be subject to proration such that the resulting ownership of NewCo will be approximately 50.1% by MWV shareholders and 49.9% by RockTenn shareholders, and based on the shares outstanding today, approximately 7% of RockTenn shares will receive cash in lieu of stock. This targeted ownership ratio of NewCo will facilitate the continued favorable tax attributes of the previously announced spin-off of MWV's specialty chemicals business, which the parties intend to complete after the closing of the business combination.

Steven C. Voorhees, chief executive officer of RockTenn, said, "This transaction brings together two highly complementary organizations to create a new, more powerful company with leadership positions in the global consumer and corrugated packaging markets. This is a terrific opportunity for shareholders, employees and customers of both companies, all of whom stand to benefit enormously from the combination. Importantly, our two companies are also an exceptional cultural fit, sharing a commitment to exceeding customer expectations and a focus on developing innovative packaging solutions. Planning for the integration of these two companies has already started and we expect to expeditiously realize the full value of cost synergies we have identified."

John A. Luke, Jr., chairman and chief executive officer of MWV, said, "We are creating the leading global provider of consumer and corrugated packaging solutions – and generating significant value for both companies' shareholders. This transaction is a logical step that is borne of our strategic progress and financial success, and it offers MWV shareholders both immediate value and the opportunity to participate in significant upside as the new company generates substantial growth from its market-focused global strategy."

Mr. Voorhees will serve as chief executive officer and president of the combined company, and Mr. Luke will become non-executive chairman of the board of directors. The board will be comprised of eight directors from RockTenn and six directors from MWV.  Other key executives and their positions will be determined according to their strengths and will be named prior to closing. The combined company will maintain its principal executive offices in Richmond, Va., and will have operating offices in Norcross, Ga.

The transaction requires the approval of shareholders of both MWV and RockTenn and is subject to receipt of certain regulatory approvals and other customary closing conditions. Both parties target closing the transaction in the second calendar quarter of this year.

In separate news releases, MWV and RockTenn both reported earnings for the most recent quarter ended December 31, 2014.

Blackstone Advisory Partners L.P. served as financial adviser to RockTenn in the transaction and provided its board of directors a fairness opinion.  Lazard has also provided a fairness opinion to RockTenn's board of directors, as well as advice to the Company on certain matters related to the transaction. Cravath, Swaine & Moore LLP acted as RockTenn's legal counsel.

MWV's financial advisers were BofA Merrill Lynch and Goldman, Sachs & Co. Greenhill has also provided a fairness opinion to MWV's board of directors. Wachtell, Lipton, Rosen & Katz acted as MWV's legal counsel.

Additional information about the transaction can be found on the MWV and RockTenn websites, which are listed below.

Conference Call and Webcast Details
The management of both companies will host a joint conference call and live webcast on Monday, January 26, 2015 at 9:00 a.m. EST to discuss this announcement. The companies welcome all members of the investment community to listen to the call live by dialing 1-800-230-1766 in the United States or 1-612-332-0530 outside the U.S. and providing the passcode: Packaging. The live and archived webcast of the call can be accessed at www.rocktenn.com or www.mwv.com.  An audio replay of the call will be available approximately three hours after the call's conclusion through Thursday, February 26, and can be accessed by calling 1-800-475-6701 in the U.S. or 1-320-365-3844 outside the U.S. and entering the access code: 352014.

About RockTenn
RockTenn (NYSE:RKT) is one of North America's leading providers of packaging solutions and manufacturers of containerboard and paperboard. RockTenn's 27,000 employees are committed to exceeding their customers' expectations - every time. The company operates locations in the United States, Canada, Mexico, Chile and Argentina. For more information, visit www.rocktenn.com.

About MWV
MeadWestvaco Corporation (NYSE: MWV) is a global packaging company providing innovative solutions to the world's most admired brands in the healthcare, beauty and personal care, food, beverage, home and garden, tobacco, and agricultural industries. The company also produces specialty chemicals for the automotive, energy, and infrastructure industries and maximizes the value of its development land holdings. MWV's network of 125 facilities and 15,000 employees spans North America, South America, Europe and Asia. Learn more at www.mwv.com.

RockTenn Contacts:
Investor Contact:
John Stakel
Senior Vice President, Treasurer
678-291-7901
jstakel@rocktenn.com

Media Contact:
Robin Keegan
Director, Corporate Communications
770-326-8245
rokeegan@rocktenn.com

Sard Verbinnen & Co
Bryan Locke/Carissa Felger/Elizabeth Smith
312-895-4700

MWV Contacts:
Investor Contact:
Jason Thompson
Director, Investor Relations
804-444-2556

Media Contact:
Tucker McNeil
Director, Corporate Communications
804-444-6397
mediainquiries@mwv.com

Joele Frank, Wilkinson Brimmer Katcher
Steve Frankel/Joseph Snodgrass
212-355-4449

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. RockTenn and MeadWestvaco caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements regarding the anticipated closing date of the transaction, the ability to obtain regulatory and shareholder approvals and satisfy the other conditions to the closing of the transaction, the successful closing of the transaction and the integration of RockTenn and MeadWestvaco as well as opportunities for operational improvement including but not limited to cost reduction and capital investment, the strategic opportunity and perceived value to RockTenn's and MeadWestvaco's respective shareholders of the transaction, the transaction's impact on, among other things, the combined company's prospective business mix, margins, transitional costs and integration to achieve the synergies and the timing of such costs and synergies and earnings. With respect to these statements, RockTenn and MeadWestvaco have made assumptions regarding, among other things, whether and when the proposed transaction will be approved; whether and when the proposed transaction will close; the results and impacts of the proposed transaction; whether and when the spin-off of MeadWestvaco Specialty Chemicals will occur; economic, competitive and market conditions generally; volumes and price levels of purchases by customers; competitive conditions in RockTenn and MeadWestvaco's businesses and possible adverse actions of their respective customers, competitors and suppliers. Further, RockTenn and MeadWestvaco's businesses are subject to a number of general risks that would affect any such forward-looking statements including, among others, decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in RockTenn's and MeadWestvaco's filings with the Securities and Exchange Commission, including under the caption "Business – Forward-Looking Information" and "Risk Factors" in RockTenn's Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and "Management's discussion and analysis of financial condition and results of operations – Forward-looking Statements" and "Risk factors" in MeadWestvaco's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The information contained herein speaks as of the date hereof and neither RockTenn nor MeadWestvaco have or undertake any obligation to update or revise their forward-looking statements, whether as a result of new information, future events or otherwise.

No Offer or Solicitation
The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where To Find It
The proposed transaction involving MeadWestvaco and RockTenn will be submitted to the respective shareholders of MeadWestvaco and RockTenn for their consideration.  In connection with the proposed transaction, MeadWestvaco and RockTenn will cause the newly formed company to file with the SEC a registration statement on Form S-4 (the "Registration Statement"), which will include a prospectus with respect to the shares to be issued in the proposed transaction and a preliminary and definitive joint proxy statement for the shareholders of MeadWestvaco and RockTenn (the "Joint Proxy Statement") and each of MeadWestvaco and RockTenn will mail the Joint Proxy Statement to their respective shareholders and file other documents regarding the proposed transaction with the SEC.  The definitive Registration Statement and the Joint Proxy Statement will contain important information about the proposed transaction and related matters.  SECURITY HOLDERS ARE URGED AND ADVISED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT CAREFULLY WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AND ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  The Registration Statement, the Joint Proxy Statement and other relevant materials (when they become available) and any other documents filed or furnished by MeadWestvaco or RockTenn with the SEC may be obtained free of charge at the SEC's website at www.sec.gov.  In addition, security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement from RockTenn by going to its investor relations page on its corporate website at http://ir.rocktenn.com and from MeadWestvaco on its corporate website at www.mwv.com.

Participants in the Solicitation
MeadWestvaco, RockTenn, their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction.  Information about RockTenn's directors and executive officers is set forth in its definitive proxy statement for its 2015 Annual Meeting of Shareholders, which was filed with the SEC on December 19, 2014, and information about MeadWestvaco's directors and executive officers is set forth in its definitive proxy statement for its 2014 Annual Meeting of Stockholders, which was filed with the SEC on March 26, 2014.  These documents are available free of charge from the sources indicated above, from RockTenn by going to its investor relations page on its corporate website at http://ir.rocktenn.com and from MeadWestvaco on its website at www.mwv.com.

Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the Registration Statement, the Joint Proxy Statement and other relevant materials RockTenn and MeadWestvaco intend to file with the SEC.